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                                                                   EXHIBIT 11.1

                             INNOPET BRANDS CORP.
                       (A Development Stage Enterprise)

            STATEMENT RE: COMPUTATION OF NET LOSS PER COMMON SHARE




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
                                                                                                        Inception
                                                                                          Year         (January 11,
                                                                                          Ended          1996) to
                                                       Three Months Ended
                                               -----------------------------------    December 31,     December 31,
                                                March 31, 1998     March 31, 1997         1997             1996
                                               ----------------   ----------------   --------------   -------------
Net Loss                                          $2,589,087         $2,199,908       $10,011,743      $6,518,304
Preferred stock dividends                             49,000                 --            20,000              --
                                                  ----------         ----------       -----------      ----------
Loss applicable to common stockholders            $2,638,087          2,199,908       $10,031,743      $6,518,304
                                                  ==========         ==========       ===========      ==========
Weighted average common shares outstanding         4,935,916          4,465,878         4,474,000       1,705,490
Adjustments to reflect requirements of the
 Securities and Exchange Commission SAB 83:
  Common stock issued to Parent and offic-
   ers and employees within the period                    --                 --                --         388,510
                                                  ----------         ----------       -----------      ----------
Total weighted average number of common
 shares and equivalents                            4,935,916          4,465,878         4,474,000       2,094,000
                                                  ==========         ==========       ===========      ==========
Net loss per common share                         $    (0.52)        $    (0.49)      $     (2.24)     $    (3.11)
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